UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

PHX MINERALS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31759	73-1055775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 South University Drive Suite 720
Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 948-1560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Definitive Proxy Statement on Schedule 14A of PHX Minerals Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 5, 2024 (the “2024 Proxy Statement”), Peter B. Delaney informed the Company’s Board of Directors (the “Board”) that he had decided to retire from the Board effective as of the 2024 Annual Meeting of Stockholders of the Company, which was held on May 16, 2024 (the “2024 Annual Meeting”). Therefore, effective as of May 16, 2024, Mr. Delaney retired as a director of the Company. Prior to the 2024 Annual Meeting, Mr. Delaney served on the Compensation Committee of the Board and the Governance and Sustainability Committee of the Board.

Mr. Delaney’s decision to retire from the Board effective as of the 2024 Annual Meeting did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As disclosed in the 2024 Proxy Statement, the Governance and Sustainability Committee and the Board as a whole determined not to nominate a replacement for Mr. Delaney and instead determined to reduce the size of the Board from seven members to six. As a result, effective as of May 16, 2024, the size of the Board is six members.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 Annual Meeting, the Company’s stockholders voted on and approved a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock, par value $0.01666 per share (“Common Stock”), from 54,000,500 shares to 75,000,000 shares (the “Amendment”).

Following the approval of the Amendment by the Company’s stockholders at the 2024 Annual Meeting, the Company filed a Certificate of Amendment effecting the Amendment with the Secretary of State of Delaware on May 17, 2024, to be effective as of the date of filing.

A description of the Amendment is set forth in the 2024 Proxy Statement. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting by live audio-only webcast on May 16, 2024. Based on the record date of March 28, 2024, there were 37,458,487 shares of Common Stock outstanding and entitled to vote at the 2024 Annual Meeting, of which 27,701,661 shares, or approximately 74% of the Company’s Common Stock issued and outstanding, were represented either in person or by proxy.

At the 2024 Annual Meeting, the Company’s stockholders voted on the following proposals, detailed descriptions of which are contained in the 2024 Proxy Statement:

(1)

Election of Lee M. Canaan and Glen A. Brown to serve as directors for three-year terms ending on the date of the Company’s annual meeting of stockholders in 2027 or until their successors are duly elected and qualified.

(2)	Advisory vote to approve the compensation of the Company’s named executive officers.
(3)	Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
(4)	Approval of an amendment to the PHX Minerals Inc. Certificate of Incorporation to increase the number of authorized shares of Common Stock from 54,000,500 shares to 75,000,000 shares.

All proposals were approved by the Company’s stockholders. The following tables provide the results of each voting proposal:

Proposal #1 – Election of two directors for a term of three years:
	For	Against	Abstentions	Broker Non-Votes
Lee M. Canaan	14,554,911	4,259,738	83,428	8,803,584
Glen A. Brown	15,234,427	3,580,222	83,428	8,803,584

Proposal #2 – Advisory vote to approve the compensation of the Company’s named executive officers:
	For	Against	Abstentions	Broker Non-Votes
Totals	15,083,094	3,700,827	114,156	8,803,584

Proposal #3 – Ratification of the selection and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:
	For	Against	Abstentions	Broker Non-Votes
Totals	27,016,798	584,642	100,221	-
Proposal #4 – Approval of an amendment to the PHX Minerals Inc. Certificate of Incorporation to increase the number of authorized shares of Common Stock from 54,000,500 to 75,000,000 shares:
	For	Against	Abstentions	Broker Non-Votes
Totals	16,289,894	7,901,583	3,510,184	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1*	Certificate of Amendment to Certificate of Incorporation of PHX Minerals Inc., as amended.
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.
Date:	May 20, 2024	By:	/s/ Chad L. Stephens
Chad L. Stephens President and Chief Executive Officer